EXHIBIT 99.1
APRIL 27, 2022
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2022 Results

Hammond, Louisiana, April 27, 2022 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending March 31, 2022.

The momentum we have built over 9 consecutive quarters carried strongly over into the first quarter of 2022. Net earnings for the first quarter of 2022 before payment of the preferred stock dividends totaled $7,585,000. The income available to common shareholders after payment of the preferred stock dividends totaled $7,003,000. This represents a 39% increase over the first quarter of 2021 when income available to common shareholders was $5,023,000. Earnings per common share increased to $0.65 per share for the first quarter of 2022 compared to $0.47 per share for the first quarter of 2021. This strong performance enabled the payment of the 115th consecutive quarterly dividend by First Guaranty Bancshares, Inc.

Strong lending provided the impetus and the basis for this production as the loan portfolio increased to $2,231,000,000 at March 31, 2022 compared to $1,966,000,000 as of the end of the first quarter of 2021, an increase of 13.5% in the total loan portfolio. Interest expense continued to be reduced as the total interest expense for the first quarter of 2022 was $5,496,000 compared to $5,739,000 in 2021. Our net interest income after provision for loan losses increased to $24,351,000 compared to $18,994,000 for the first quarter of 2021, an increase of 28.2% over the first quarter of 2021.

Along with the great earnings performance, the market value per share of First Guaranty Bancshares, Inc. increased to $23.94 of March 31, 2022, compared to $17.91 as of March 31, 2021. That gain is compounded by the fact that you have 10% more shares now than you had in 2021.

We will continue our success. We are determined to improve First Guaranty Bancshares, Inc. everyday. Our loan pipeline continues to be strong. Our expansion in the West Virginia and Kentucky areas has been very successful. We will continue to work to increase revenue and reduce expense. We are determined to enhance shareholder value.

Thank you for your continued support of our efforts.

If you have any questions, please do not hesitate to contact me.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents:
Cash and due from banks	$132,209	$261,749
Federal funds sold	533	183
Cash and cash equivalents	132,742	261,932

Investment securities:
Available for sale, at fair value	133,233	210,620
Held to maturity, at cost (estimated fair value of $292,013 and $150,585 respectively)	319,562	153,536
Investment securities	452,795	364,156

Federal Home Loan Bank stock, at cost	1,360	1,359
Loans held for sale	—	—

Loans, net of unearned income	2,231,119	2,159,359
Less: allowance for loan and lease losses	24,144	24,029
Net loans	2,206,975	2,135,330

Premises and equipment, net	58,371	58,637
Goodwill	12,900	12,900
Intangible assets, net	5,520	5,922
Other real estate, net	1,854	2,072
Accrued interest receivable	12,579	12,047
Other assets	25,027	23,765
Total Assets	$2,910,123	$2,878,120

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$555,966	$532,578
Interest-bearing demand	1,299,366	1,275,544
Savings	205,578	201,699
Time	563,025	586,671
Total deposits	2,623,935	2,596,492

Short-term borrowings	10,000	—
Repurchase agreements	6,103	6,439
Accrued interest payable	3,584	4,480
Long-term advances from Federal Home Loan Bank	—	3,208
Senior long-term debt	24,359	25,170
Junior subordinated debentures	14,830	14,818
Other liabilities	5,560	3,624
Total Liabilities	2,688,371	2,654,231

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares outstanding; 10,716,796 shares issued	10,717	10,717
Surplus	130,093	130,093
Retained earnings	61,942	56,654
Accumulated other comprehensive (loss) income	(14,058)	(6,633)
Total Shareholders' Equity	221,752	223,889
Total Liabilities and Shareholders' Equity	$2,910,123	$2,878,120
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended March 31,
(in thousands, except share data)	2022	2021
Interest Income:
Loans (including fees)	$28,038	$23,750
Deposits with other banks	102	66
Securities (including FHLB stock)	2,339	1,525
Total Interest Income	30,479	25,341

Interest Expense:
Demand deposits	2,276	1,595
Savings deposits	61	52
Time deposits	2,755	3,520
Borrowings	404	572
Total Interest Expense	5,496	5,739

Net Interest Income	24,983	19,602
Less: Provision for loan losses	632	608
Net Interest Income after Provision for Loan Losses	24,351	18,994

Noninterest Income:
Service charges, commissions and fees	777	721
ATM and debit card fees	823	843
Net (losses) gains on securities	(17)	95
Net (losses) gains on sale of loans	(1)	34
Other	380	633
Total Noninterest Income	1,962	2,326

Total Business Revenue, Net of Provision for Loan Losses	26,313	21,320

Noninterest Expense:
Salaries and employee benefits	8,980	7,535
Occupancy and equipment expense	2,201	2,321
Other	5,570	5,132
Total Noninterest Expense	16,751	14,988

Income Before Income Taxes	9,562	6,332
Less: Provision for income taxes	1,977	1,309
Net Income	7,585	5,023
Less: Preferred stock dividends	582	—
Net Income Available to Common Shareholders	$7,003	$5,023

Per Common Share:[1]
Earnings	$0.65	$0.47
Cash dividends paid	$0.16	$0.15

Weighted Average Common Shares Outstanding	10,716,796	10,716,796
See Notes to Consolidated Financial Statements
[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$231,556	$102	0.18%	$275,360	$66	0.10%
Securities (including FHLB stock)	434,420	2,339	2.18%	257,763	1,525	2.40%
Federal funds sold	232	—	—%	448	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,154,264	28,038	5.28%	1,911,914	23,750	5.04%
Total interest-earning assets	2,820,472	$30,479	4.38%	2,445,485	$25,341	4.20%

Noninterest-earning assets:
Cash and due from banks	18,481			11,656
Premises and equipment, net	58,393			60,226
Other assets	28,589			25,141
Total Assets	$2,925,935			$2,542,508

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,323,532	$2,276	0.70%	$923,925	$1,595	0.70%
Savings deposits	204,008	61	0.12%	175,396	52	0.12%
Time deposits	576,199	2,755	1.94%	728,112	3,520	1.96%
Borrowings	47,886	404	3.42%	96,257	572	2.41%
Total interest-bearing liabilities	2,151,625	$5,496	1.04%	1,923,690	$5,739	1.21%

Noninterest-bearing liabilities:
Demand deposits	545,013			428,310
Other	6,839			10,460
Total Liabilities	2,703,477			2,362,460

Shareholders' equity	222,458			180,048
Total Liabilities and Shareholders' Equity	$2,925,935			$2,542,508
Net interest income		$24,983			$19,602

Net interest rate spread (1)			3.34%			2.99%
Net interest-earning assets (2)	$668,847			$521,795
Net interest margin (3), (4)			3.59%			3.25%

Average interest-earning assets to interest-bearing liabilities			131.09%			127.12%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.60% and 3.26% for the above periods ended March 31, 2022 and 2021 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended March 31, 2022 and 2021 respectively.
(5)Annualized.
(6)Includes loan fees of $2.1 million and $1.3 million for the three months ended March 31, 2022 and 2021 respectively. PPP loan fee income of $0.6 million and $0.2 million was recognized for the three months ended March 31, 2022 and 2021 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021:

	March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$200,504	9.0%	$174,334	8.1%	$165,090	7.9%	$191,795	9.3%
Farmland	31,840	1.4%	31,810	1.5%	28,008	1.4%	28,157	1.4%
1- 4 Family	293,773	13.1%	288,347	13.3%	287,668	13.8%	278,252	13.4%
Multifamily	69,264	3.1%	65,848	3.0%	102,478	4.9%	104,461	5.0%
Non-farm non-residential	894,105	40.0%	886,407	40.9%	850,614	40.9%	830,686	40.0%
Total Real Estate	1,489,486	66.6%	1,446,746	66.8%	1,433,858	68.9%	1,433,351	69.1%
Non-Real Estate:
Agricultural	28,850	1.3%	26,747	1.2%	36,215	1.7%	34,123	1.6%
Commercial and industrial(1)	412,672	18.4%	398,391	18.4%	343,428	16.5%	358,831	17.3%
Commercial leases	257,323	11.5%	246,022	11.4%	223,584	10.8%	207,915	10.0%
Consumer and other	48,702	2.2%	48,142	2.2%	44,099	2.1%	40,242	2.0%
Total Non-Real Estate	747,547	33.4%	719,302	33.2%	647,326	31.1%	641,111	30.9%
Total loans before unearned income	2,237,033	100.0%	2,166,048	100.0%	2,081,184	100.0%	2,074,462	100.0%
Unearned income	(5,914)		(6,689)		(7,723)		(8,054)
Total loans net of unearned income	$2,231,119		$2,159,359		$2,073,461		$2,066,408
(1) Includes PPP loans fully guaranteed by the SBA of $20.2 million, $35.4 million, $43.2 million, and $62.4 million at March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Nonaccrual loans:
Real Estate:
Construction and land development	$257	$530	$623	$623
Farmland	291	787	791	791
1- 4 family	3,266	2,861	3,034	2,157
Multifamily	—	—	—	—
Non-farm non-residential	8,172	8,733	9,592	7,512
Total Real Estate	11,986	12,911	14,040	11,083
Non-Real Estate:
Agricultural	1,690	2,302	2,416	2,545
Commercial and industrial	671	699	616	890
Commercial leases	—	—	—	—
Consumer and other	784	803	679	549
Total Non-Real Estate	3,145	3,804	3,711	3,984
Total nonaccrual loans	15,131	16,715	17,751	15,067

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	21	246	—	1,471
Farmland	—	—	—	—
1- 4 family	170	514	1,340	3,462
Multifamily	162	162	—	—
Non-farm non-residential	478	281	739	2,431
Total Real Estate	831	1,203	2,079	7,364
Non-Real Estate:
Agricultural	—	—	—	150
Commercial and industrial	123	23	521	578
Commercial leases	—	—	—	—
Consumer and other	—	19	—	141
Total Non-Real Estate	123	42	521	869
Total loans 90 days and greater delinquent & accruing	954	1,245	2,600	8,233

Total non-performing loans	16,085	17,960	20,351	23,300

Real Estate Owned:
Real Estate Loans:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	362	817	1,043	357
Multifamily	—	—	—	—
Non-farm non-residential	1,492	1,255	1,488	1,663
Total Real Estate	1,854	2,072	2,531	2,020
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	1,854	2,072	2,531	2,020

Total non-performing assets	$17,939	$20,032	$22,882	$25,320

Non-performing assets to total loans	0.80%	0.93%	1.10%	1.23%
Non-performing assets to total assets	0.62%	0.70%	0.81%	0.92%
Non-performing loans to total loans	0.72%	0.83%	0.98%	1.13%
Nonaccrual loans to total loans	0.68%	0.77%	0.86%	0.73%
Allowance for loan and lease losses to nonaccrual loans	159.57%	143.76%	142.74%	169.35%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2022	2021	2020	2019	2018
Tangible Common Equity
Total shareholders' equity	$221,752	$223,889	$178,591	$166,035	$147,284
Adjustments:
Preferred	33,058	33,058	—	—	—
Goodwill	12,900	12,900	12,900	12,942	3,472
Acquisition intangibles	4,877	5,051	5,815	6,527	2,704
Tangible common equity	$170,917	$172,880	$159,876	$146,566	$141,108
Common shares outstanding[1]	10,716,796	10,716,796	10,716,796	10,716,796	10,657,245
Book value per common share[1]	$17.61	$17.81	$16.66	$15.49	$13.82
Tangible book value per common share[1]	$15.95	$16.13	$14.92	$13.68	$13.24
Tangible Assets
Total Assets	$2,910,123	$2,878,120	$2,473,078	$2,117,216	$1,817,211
Adjustments:
Goodwill	12,900	12,900	12,900	12,942	3,472
Acquisition intangibles	4,877	5,051	5,815	6,527	2,704
Tangible Assets	$2,892,346	$2,860,169	$2,454,363	$2,097,747	$1,811,035
Tangible common equity to tangible assets	5.91%	6.04%	6.51%	6.99%	7.79%
[1]All share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.